UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2004

MCF CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15831	11-2936371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Montgomery Street, 18th Floor, San Francisco, California	94111-2622
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On August 10, 2004, MCF Corporation entered into a strategic alliance with London Merchant Securities plc, or LMS. In conjunction with this alliance, LMS has made a private investment of $6.0 million in MCF Corporation. The Company issued 4,615,385 shares of common stock to LMS at $1.30 per share. LMS will also receive warrants to purchase an additional 1,384,616 shares of common stock at a price of $1.48 per share.

The Company is contractually obligated to file a registration statement covering the shares issued to LMS, and the shares issuable upon exercise of the warrants issued to LMS, within 30 days of August 10, 2004, and to use commercially reasonable efforts to ensure that such registration statement is effective within 135 days of August 10, 2004.

Item 7. Exhibits

99.1 Press Release announcing LMS strategic alliance and investment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCF CORPORATION

Date: August 16, 2004	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman
Chairman and Chief Executive Officer